   As filed with the Securities and Exchange Commission on January 19, 1998
                                                  SEC Registration No. _________


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                                ----------------------

                                COLORADO MEDTECH, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)


          Colorado                                           84-0731006
  -------------------------                              -------------------
   (State or other juris-                                  (IRS Employer
  diction of incorporation)                              Identification No.)

                                 6175 Longbow Drive
                               Boulder, Colorado 80301
                          -------------------------------
                          (Address of Principal Executive
                            Offices, including Zip Code)


                       COLORADO MEDTECH, INC. STOCK OPTION PLAN
                                  DIRECTOR WARRANTS
                ------------------------------------------------------
                               (Full title of the plan)

                                  Bruce L. Arfmann
                               COLORADO MEDTECH, INC.
                                 6175 Longbow Drive
                               Boulder, Colorado 80301
                                    (303) 530-2660
                  -------------------------------------------------
                  (Name, address, including zip code, and telephone number, including area code of agent for service)

                                      Copies to
                                      ---------
                             Christopher M. Hazlitt, Esq.
                           Chrisman, Bynum & Johnson, P.C.
                                1900 Fifteenth Street
                                  Boulder, CO  80302
                                    (303) 546-1300

                                ----------------------

                           CALCULATION OF REGISTRATION FEE

                                        Proposed            Proposed maximum
                         Amount         maximum             aggregate             Amount of
Title of securities      to be          offering price      offering              registration
to be registered         registered     per share (1)       price (1)             fee

Common Stock
(no par value)            1,785,000        $11.44            $20,420,400           $6,024.02


(1) Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) using the average of the high and low prices for the Registrant's Common Stock as quoted on the Nasdaq Stock Market System on January 13, 1999.

This Registration Statement registers an aggregate amount of 1,785,000 shares of the no par value common stock ("Common Stock") of Colorado MEDtech, Inc. (the "Company"). The shares of Common Stock registered are as follows: (i) an additional 1,500,000 shares pursuant to the Colorado MEDtech, Inc. Stock Option Plan (the "Option Plan"); and (ii) an additional 285,000 shares pursuant to warrants issued to directors of the Company. The Option Plan was approved by the Board of Directors on June 25, 1992, and an increase in the number of shares of Common Stock available for grants under the Option Plan from 2,000,000 to 3,500,000 was approved by the Company's shareholders on November 21, 1997.

                              INCORPORATION BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by the Company under Registration Statement No. 333-17207, with respect to securities registered thereunder, are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit No.    Description of Exhibit

5.1            Opinion of Chrisman, Bynum & Johnson, P.C.

23.1           Consent of Chrisman, Bynum & Johnson, P.C. (included in
               Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature page of original filing)


                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 15 day of January, 1999.


                                       COLORADO MEDTECH, INC.

                                       By: /s/ John V. Atanasoff
                                          -------------------------------
                                          John V. Atanasoff II, President


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John V. Atanasoff, II, Bruce L. Arfmann, or either of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                             DATE
---------                          -----                             ----


/s/ John V. Atanasoff         Chief Executive Officer,          January 14, 1999
---------------------         President and Director
John V. Atanasoff II          (Principal Executive Officer)


/s/ Bruce L. Arfmann          Senior Vice President,            January 14, 1999
---------------------         Chief Financial Officer,
Bruce L. Arfmann              Secretary, Treasurer
                              (Principal Financial and
                              Accounting Officer)


/s/ Ira M. Langenthal         Director                          January 14, 1999
---------------------
Ira M. Langenthal


                              Director                          January __, 1999
---------------------
Dean A. Leffingwell

/s/ Clifford W. Mezey         Director                          January 14, 1999
---------------------
Clifford W. Mezey


/s/ Robert L. Sullivan        Director                          January 14, 1999
---------------------
Robert L. Sullivan


/s/ John E. Wolfe             Director                          January 14, 1999
---------------------
John E. Wolfe

                                    EXHIBIT INDEX

                                                                        Sequential
                                                                           Page
Exhibit No.    Description of Exhibit                                     Number

5.1            Opinion of Chrisman, Bynum & Johnson, P.C.

23.1 Consent of Chrisman, Bynum & Johnson, P.C. (included in Exhibit 5.1).

23.2           Consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature page of original filing)
